Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

VSEE HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share	457(c)	11,500,000 (1)	$2.48 (4)	$28,462,500	$0.0001476	$4,201.06
	Equity	Common Stock, par value $0.0001 per share	457(i)	11,500,000 (2)	-	-	-	-
	Equity	Common Stock, par value $0.0001 per share	457(c)	25,050,000 (3)	$2.48 (4)	$61,998,750	$0.0001476	$9,151.02
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$90,461,250	$0.0001476	$13,352.08
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$13,352.08

(1)

Represents 11,500,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of VSee Health, Inc. (f/k/a Digital Health Acquisition Corp (“DHAC”)) (“Registrant”) issuable upon the exercise of the public warrants (“Public Warrants”) issued during the initial public offering of DHAC.

(2)	Represents 11,500,000 Public Warrants.
(3)

Represents up to 25,050,000 shares of Common Stock that will be offered for resale pursuant to the prospectus contained in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on July 31, 2024, a date within five business days prior to the initial filing of the registration statement to which this exhibit is attached.